Exhibit 99.1

Western Digital Reports Fiscal First Quarter 2022 Financial Results

News Summary
•First quarter revenue was $5.1 billion, up 29% year-over-year (YoY). Cloud revenue increased 72%, Client revenue increased 6%, and Consumer revenue increased 10% YoY.
•First quarter GAAP earnings per share (EPS) was $1.93 and non-GAAP EPS was $2.49. Non-GAAP EPS included $56 million in COVID-related expenses.
•Generated operating cash flow of $521 million and free cash flow of $224 million.
•On October 22, 2021, repaid remaining Term-Loan B balance of $943 million.
•Expecting fiscal second quarter 2022 revenue to be in the range of $4.70 billion to $4.90 billion with non-GAAP EPS in the range of $1.95 to $2.25.

SAN JOSE, Calif., — October 28, 2021 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal first quarter 2022 financial results.

“Strong demand across diverse end markets, particularly for our cloud products, combined with Western Digital’s strong innovation engine, broad routes to market and sharpened execution, enabled us to deliver solid results within our guidance range, even in the face of significant COVID impacts and supply chain disruptions,” said David Goeckeler, Western Digital CEO. “While these disruptions are transitory, the long-term opportunities for Western Digital remain unchanged as the world’s digital transformation continues to accelerate. We believe that the migration to the cloud and demand for storage solutions throughout the client and consumer markets will continue to drive a huge opportunity for Western Digital and our customers.”

Western Digital Reports Fiscal First Quarter 2022 Financial Results

Q1 2022 Financial Highlights

	GAAP			Non-GAAP

	Q1 2022	Q4 2021	Q/Q	Q1 2022	Q4 2021	Q/Q
Revenue ($M)	$5,051	$4,920	up 3%	$5,051	$4,920	up 3%
Gross Margin	33.0%	31.8%	up 1.2 ppt	33.9%	32.9%	up 1.0 ppt
Operating Expenses ($M)	$887	$891	-	$761	$790	down 4%
Operating Income ($M)	$778	$675	up 15%	$952	$828	up 15%
Net Income ($M)	$610	$622	down 2%	$787	$680	up 16%
Earnings Per Share	$1.93	$1.97	down 2%	$2.49	$2.16	up 15%

	GAAP			Non-GAAP

	Q1 2022	Q1 2021	Y/Y	Q1 2022	Q1 2021	Y/Y
Revenue ($M)	$5,051	$3,922	up 29%	$5,051	$3,922	up 29%
Gross Margin	33.0%	23.0%	up 10.0 ppt	33.9%	26.3%	up 7.6 ppt
Operating Expenses ($M)	$887	$834	up 6%	$761	$708	up 7%
Operating Income ($M)	$778	$70	up 1,011%	$952	$323	up 195%
Net Income ($M)	$610	($60)	*	$787	$196	up 302%
Earnings Per Share	$1.93	($0.20)	*	$2.49	$0.65	up 283%
*not a meaningful figure

The company generated $521 million in cash flow from operations, made a total debt repayment of $213 million, and ended the quarter with $3.3 billion of total cash and cash equivalents. Average shares outstanding were 316 million for the quarter. In addition, as a result of strong financial results and free cash flow generation, on October 22, 2021, the company fully repaid the remaining balance of Term Loan B in an amount of $943 million, bringing total gross debt outstanding to $7.7 billion.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal First Quarter 2022 Financial Results

New End Market Summary

Revenue ($M)	Q1 2022	Q4 2021	Q/Q	Q1 2021	Y/Y
Cloud	$2,225	$1,995	up 12%	$1,291	up 72%
Client	$1,853	$1,895	down 2%	$1,750	up 6%
Consumer	$973	$1,030	down 6%	$881	up 10%
Total Revenue	$5,051	$4,920	up 3%	$3,922	up 29%

In the fiscal first quarter of 2022, Western Digital refined the end-markets we report to be Cloud (primarily products for public or private cloud environments), Client (primarily products sold directly to OEMs or via distribution), and Consumer (primarily retail and other end-user products).

Cloud represented a record 44% of total revenue, led by record capacity enterprise hard drive revenue and nearly 30% sequential growth in enterprise SSD revenue. During the quarter, Western Digital announced OptiNAND, a revolutionary technology that utilizes flash in the HDD control plane to further increase areal density with industry proven PMR technology. Next month, the company will begin volume shipments of its 20 terabyte CMR hard drives utilizing OptiNAND technology. Within enterprise SSDs, the company experienced continued success in the cloud with another successful quarter of qualifications.

In Client, the flash business unit experienced growth– specifically in mobile, gaming, automotive, IOT and industrial applications. Western Digital’s strength in this end market was more than offset by pressure in desktop and notebook hard drives due to supply disruptions at our customers and within the company’s own operations.

In Consumer, revenue from both the flash and hard drive business units declined on a sequential basis due to supply disruptions, in addition to uneven geographic demand due to COVID lockdowns.

Western Digital Reports Fiscal First Quarter 2022 Financial Results

Business Outlook for Fiscal Second Quarter of 2022

Three Months Ending December 31, 2021
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$4.70 - $4.90	$4.70 - $4.90
Gross margin	31.0% - 33.0%	32.0% - 34.0%
Operating expenses ($M)	$870 - $890	$760 - $780
Interest and other expense, net ($M)	~$80	~$70
Tax rate	N/A	~11% (2)
Diluted earnings per share	N/A	$1.95 - $2.25
Diluted shares outstanding (in millions)	~316	~316

(1) Non-GAAP gross margin guidance excludes amortization of acquired intangible assets and stock-based compensation expense, totaling approximately $30 million to $50 million. The company’s non-GAAP operating expenses guidance excludes amortization of acquired intangible assets; stock-based compensation expense; and employee termination, asset impairment and other charges, totaling approximately $100 million to $120 million. The company's non-GAAP interest and other expense guidance excludes approximately $10 million of convertible debt activity. In the aggregate, non-GAAP diluted earnings per share guidance excludes these items totaling $140 million to $180 million. The timing and amount of these charges excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, net and non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its non-GAAP tax rate and non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, non-GAAP tax rate and non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.
(2) The non-GAAP tax rate provided is based on a percentage of non-GAAP pre-tax income. Due to differences in the tax treatment of items excluded from our non-GAAP net income and because our tax rate is based on an estimated forecasted annual GAAP tax rate, our estimated non-GAAP tax rate may differ from our GAAP tax rate and from our actual tax rates.

Western Digital Reports Fiscal First Quarter 2022 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal second quarter of 2022 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital, a leader in data infrastructure, creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access, analyze, and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, the company's industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s business outlook for the fiscal second quarter of 2022; our market position and portfolio synergies; consumer trends and market conditions; and expectations regarding product availability and momentum, market opportunities and demand trends. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s first quarter ended October 1, 2021 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our substantial level of debt and other financial obligations; changes to our relationships with key customers; disruptions in operations from cyberattacks or other system security risks; actions by competitors; risks

Western Digital Reports Fiscal First Quarter 2022 Financial Results

associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 27, 2021, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	October 1, 2021	July 2, 2021

ASSETS
Current assets:
Cash and cash equivalents	$3,290	$3,370
Accounts receivable, net	2,446	2,257
Inventories	3,544	3,616
Other current assets	576	514
Total current assets	9,856	9,757
Property, plant and equipment, net	3,260	3,188
Notes receivable and investments in Flash Ventures	1,646	1,586
Goodwill	10,066	10,066
Other intangible assets, net	364	442
Other non-current assets	1,199	1,093
Total assets	$26,391	$26,132

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,896	$1,934
Accounts payable to related parties	378	398
Accrued expenses	1,617	1,653
Accrued compensation	567	634
Current portion of long-term debt	251	251
Total current liabilities	4,709	4,870
Long-term debt	8,270	8,474
Other liabilities	2,051	2,067
Total liabilities	15,030	15,411
Total shareholders’ equity	11,361	10,721
Total liabilities and shareholders’ equity	$26,391	$26,132

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended
	October 1, 2021	October 2, 2020
Revenue, net	$5,051	$3,922
Cost of revenue	3,386	3,018
Gross profit	1,665	904
Operating expenses:
Research and development	578	555
Selling, general and administrative	291	256
Employee termination, asset impairment and other charges	18	23
Total operating expenses	887	834
Operating income	778	70
Interest and other expense, net	(74)	(73)
Income (loss) before taxes	704	(3)
Income tax expense	94	57
Net income (loss)	$610	$(60)

Income (loss) per common share
Basic	$1.97	$(0.20)
Diluted	$1.93	$(0.20)

Weighted average shares outstanding:
Basic	310	303
Diluted	316	303

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended
	October 1, 2021	October 2, 2020
Operating Activities
Net income (loss)	$610	$(60)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	250	374
Stock-based compensation	76	76
Deferred income taxes	27	11
Loss on disposal of assets	—	1
Amortization of debt issuance costs and discounts	10	10
Other non-cash operating activities, net	(12)	(6)
Changes in:
Accounts receivable, net	(188)	282
Inventories	73	(285)
Accounts payable	(41)	99
Accounts payable to related parties	(20)	(3)
Accrued expenses	(36)	(23)
Accrued compensation	(67)	26
Other assets and liabilities, net	(161)	(139)
Net cash provided by operating activities	521	363
Investing Activities
Purchases of property, plant and equipment, net	(245)	(330)
Activity related to Flash Ventures, net	(52)	163
Strategic Investments and Other, net	(15)	1
Net cash used in investing activities	(312)	(166)
Financing Activities
Employee stock plans, net	(76)	(40)
Repayment of debt	(213)	(213)
Net cash used in financing activities	(289)	(253)
Effect of exchange rate changes on cash	—	3
Net decrease in cash and cash equivalents	(80)	(53)
Cash and cash equivalents, beginning of period	3,370	3,048
Cash and cash equivalents, end of period	$3,290	$2,995

WESTERN DIGITAL CORPORATION
Supplemental Operating Segment Results
(in millions; except percentages; unaudited)

	Three Months Ended
	October 1, 2021	October 2, 2020
Net revenue:
HDD	$2,561	$1,844
Flash	2,490	2,078
Total net revenue	5,051	3,922
Gross profit
HDD	$792	$483
Flash	921	548
Total gross profit by segment	1,713	1,031
Unallocated corporate items:
Amortization of acquired intangible assets	39	145
Stock-based compensation expense	9	12
Charges related to a power outage incident and related recovery	—	(30)
Total unallocated corporate items	(48)	(127)
Total gross profit	$1,665	$904
Gross margin:
HDD	30.9%	26.2%
Flash	37.0%	26.4%
Total gross margin by segment	33.9%	26.3%
Consolidated Total	33.0%	23.0%

Historically, the Company had been managed and reported under a single operating segment. Late in the first quarter of fiscal 2021, the Company announced a decision to reorganize its business by forming two separate product business units: hard disk drives (“HDD”) and flash-based products (“Flash”). To align with the new operating model and business structure, the Company made management organizational changes and implemented new reporting modules and processes to provide discrete information to manage the business. Effective July 3, 2021, management finalized its assessment of its operating segments and now reports two segments: HDD and Flash. In the table above, total gross profit by segment and total gross margin by segment are non-GAAP financial measures, which are also referred to herein as Non-GAAP gross profit and Non-GAAP gross margin, respectively.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended
	October 1, 2021	July 2, 2021	October 2, 2020
GAAP cost of revenue	$3,386	$3,354	$3,018
Amortization of acquired intangible assets	(39)	(38)	(145)
Stock-based compensation expense	(9)	(14)	(12)
Charges related to a power outage incident and related recovery	—	—	30
Non-GAAP cost of revenue	$3,338	$3,302	$2,891

GAAP gross profit	$1,665	$1,566	$904
Amortization of acquired intangible assets	39	38	145
Stock-based compensation expense	9	14	12
Charges related to a power outage incident and related recovery	—	—	(30)
Non-GAAP gross profit	$1,713	$1,618	$1,031

GAAP operating expenses	$887	$891	$834
Amortization of acquired intangible assets	(39)	(38)	(39)
Stock-based compensation expense	(67)	(65)	(64)
Employee termination, asset impairment and other charges	(18)	4	(23)
Other	(2)	(2)	—
Non-GAAP operating expenses	$761	$790	$708

GAAP operating income (loss)	$778	$675	$70
Cost of revenue adjustments	48	52	127
Operating expense adjustments	126	101	126
Non-GAAP operating income	$952	$828	$323

GAAP interest and other expense, net	$(74)	$(79)	$(73)
Convertible debt activity and other	6	—	5
Non-GAAP interest and other expense, net	$(68)	$(79)	$(68)

GAAP income tax expense	$94	$(26)	$57
Income tax adjustments	3	95	2
Non-GAAP income tax expense	$97	$69	$59

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 1, 2021	July 2, 2021	October 2, 2020
GAAP net income (loss)	$610	$622	$(60)
Amortization of acquired intangible assets	78	76	184
Stock-based compensation expense	76	79	76
Employee termination, asset impairment and other charges	18	(4)	23
Charges related to a power outage incident and related recovery	—	—	(30)
Convertible debt activity and other	8	2	5
Income tax adjustments	(3)	(95)	(2)
Non-GAAP net income	$787	$680	$196

Diluted income (loss) per common share
GAAP	$1.93	$1.97	$(0.20)
Non-GAAP	$2.49	$2.16	$0.65

Diluted weighted average shares outstanding:
GAAP	316	315	303
Non-GAAP	316	315	303

Cash flows
Cash flow provided by operating activities	$521	$994	$363
Purchase of property, plant and equipment, net	(245)	(304)	(330)
Activity related to flash ventures, net	(52)	102	163
Free cash flow	$224	$792	$196

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; non-GAAP diluted income per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, charges related to a power outage incident and related recovery, convertible debt activity, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to a power outage incident and related recovery. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's joint venture with Kioxia Corporation in Yokkaichi, Japan. The power outage incident resulted in costs associated with the repair of damaged tools and the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. During fiscal year 2021, the company received recoveries of these losses from its insurance carriers. These charges and recoveries are inconsistent in amount and frequency, and the company believes these charges or recoveries are not part of the ongoing production operation of its business.

Convertible debt activity. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net of proceeds from sales of property, plant and equipment, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Lisa Neitzel
949.672.9655	408.717.7607
peter.andrew@wdc.com	lisa.neitzel@wdc.com
investor@wdc.com